Exhibit 10.2

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS

OF

Simlatus Corporation

We, the undersigned, do hereby certify that at a meeting of the Board of Directors (the “Board”) of Simlatus Corporation, a corporation incorporated under the laws of the State of Nevada (the “Corporation”), duly held on January 9, 2019, at which said meeting no less than a majority of the directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors has determined that in the best interests of the company, the company will acquire the Assets of Proscere Bioscience, Inc., a Florida Corporation doing business in California, pursuant to the Asset Purchase Agreement dated 01/09/2019. The company has authorized that the Seller shall sell, assign and transfer all of its right, title and interest to its IP, fixed assets and “know how” to the Buyer (collectively, the “Seller’s Assets”). The Buyer and the Seller mutually agree that Seller will assign certain assets, and provide the “Know-How” The assets are valued at $3,000,000.00. As consideration for the assets and the “Know -How”, the Buyer shall issue, or cause to be issued, $3,000,000.00 worth of Preferred Series A Stock (PAR $.001) three (3) days from the date of this agreement. The number of shares to be issued is 1,675,978 of the Preferred Series A stock at a price of $1.79 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation for SIML.

The Board of Directors will appoint Baron Tennelle and Victoria Boltrick to the Board of Directors effective 1/15/2019. They will each have an Employment Contract inclusive of an annual salary of $45,000 which may be converted to restricted common stock paid in quarterly payments.

Baron Tennelle is 39 years old and attended Mesa College in San Diego, California where he studied mathematics. He attended Blackstone Career Institute in San Diego to study law under a Legal Assistant program regarding real property, torts, personal injury, contracts and partnerships. His 12 years in business has afforded him the experience in working in management positions for service oriented companies, along with sales and marketing. His recent 4 years have landed him experience as a Data Analyst for Restaurant Revolution Technologies, and a paralegal for Miller Legal Llp . Mr. Tennelle will oversee the business direction and maintain core business objectives and compliance for Proscere Bioscience.

Victoria Boltrick is 30 years old and attended Grand Valley State University in Allendale, Michigan where she studied Business Administration and continued her graduate work at the University of Tennessee in Knoxville and graduated and received a Business of Science Degree in Communications and Advertising with a minor in Business. She brings 10 years experience in business and marketing, and has worked with Go-Capital in providing direct marketing platforms and with The Folsom Corporation where she developed process improvements to provide security architecture for their receivable accounting systems. Ms. Boltrick will spearhead the Proscere Bioscience operations in developing distribution and marketing channels to place products.

NOW, THEREFORE, BE IT:

RESOLVED, the Board of Directors has majority vote and has authorized that the Seller shall sell, assign and transfer all of its right, title and interest to its fixed assets and “know how” to the Buyer (collectively, the “Seller’s Assets”). The Buyer and the Seller mutually agree that Seller will assign certain assets, and provide the “Know-How”. The assets pursuant to the Exclusive Distribution & License Agreement dated 01/09/19 are valued at $3,000,000.00. As consideration for the assets and the “Know -How”, the Buyer shall issue, or cause to be issued, $3000,000.00 worth of Preferred Series A Stock (PAR $.001) three (3) days from the date of this agreement. The number of shares to be issued is 1,675,978 of the Preferred Series A stock at a price of $1.79 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation for SIML. It has designated that the said stock be issued in the name of Optempus Investments, LLC a California LLC. Proscere Bioscience Inc. will become a wholly owned subsidiary of Simlatus Corporation.

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate and/or proper way to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board duly convened and held in accordance with its by-laws and the laws of the Corporation’s state of incorporation, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Members of the Board of Directors of the Corporation.

1/9/2019

Richard Hylen, Chairman	Date